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                                                                    EXHIBIT 23.1



                        INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders of OSI Systems, Inc.

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of OSI Systems, Inc. of our report dated August 15, 1997, appearing in the Prospectus dated October 1, 1997, included as part of the Registration Statement on Form S-1, as amended (Registration No. 333-29179) of OSI Systems, Inc.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Los Angeles, California
January 27, 1998